UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 24, 2021

PS BUSINESS PARKS, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-10709	95-4300881
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS. Employer Identification No.)

701 Western Avenue, Glendale, California	91201-2349
(Address of principal executive offices)	(Zip Code)

(818) 244-8080

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Class	Trading Symbol	Name of exchange on which registered
Common Stock, $0.01 par value per share	PSB	New York Stock Exchange
Depositary Shares Each Representing 1/1,000 of a 5.200% Cum Pref Stock, Series W, $0.01 par value	PSBPrW	New York Stock Exchange
Depositary Shares Each Representing 1/1,000 of a 5.250% Cum Pref Share, Series X, $0.01 par value	PSBPrX	New York Stock Exchange
Depositary Shares Each Representing 1/1,000 of a 5.200% Cum Pref Share, Series Y, $0.01 par value	PSBPrY	New York Stock Exchange
Depositary Shares Each Representing 1/1,000 of a 4.875% Cum Pref Share, Series Z, $0.01 par value	PSBPrZ	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into a Material Definitive Agreement

On August 24, 2021, PS Business Parks, L.P. (the “Borrower”), the operating partnership of PS Business Parks, Inc. (the “Company”) entered into a Fourth Amended and Restated Credit Agreement (the “Credit Agreement”) with Wells Fargo Bank, National Association, as Administrative Agent (the “Agent”), the financial institutions party thereto as lenders, and the other agents and arrangers party thereto, which, among other things, provides the Borrower with a $400 million unsecured revolving credit facility (the “Credit Facility”). The Credit Agreement amends and restates the Third Amended and Restated Credit Agreement, dated as of January 10, 2017, among the Borrower, the Company, the Agent and the financial institutions party thereto as lenders and agents party thereto (the “Existing Credit Agreement”) to, among other things, (i) increase the aggregate principal amount of the Credit Facility from $250 million to $400 million, (ii) extend the maturity of the revolving credit facility, as more fully described below, (iii) include a sustainability adjustment to the applicable margin component of the interest rate applicable to outstanding borrowings and (iv) release the Company as a guarantor of the Credit Agreement. No subsidiaries of the Borrower are required to guarantee the Borrower’s obligations under the Credit Agreement.

Under the terms of the Credit Agreement, the Borrower has the ability to borrow up to $400 million, with an option to increase commitments under the Credit Facility or incur one or more term loans at any time in an aggregate amount of up to an additional $300 million, subject to obtaining additional commitments from lenders and the satisfaction of certain customary conditions. The Credit Facility includes borrowing capacity for letters of credit and for borrowings on same-day notice.

The Credit Facility has an initial maturity date of August 24, 2025, but may be extended by the Borrower for up to an additional year through, at the Borrower’s election, either the exercise of two six-month extension options or the exercise of one twelve-month extension option, in each case, subject to the satisfaction of certain customary conditions and the payment of an extension fee of (x) 0.0625% of the aggregate amount of the then outstanding revolving commitments for each six-month extension or (y) 0.125% of the aggregate amount of the then outstanding revolving commitments for a twelve-month extension.

Loans under the Credit Agreement bear interest at variable interest rates. Interest rates may be established based on at the Borrower’s election, LIBOR plus an applicable margin or a base rate plus an applicable margin, in each case, such applicable margin determined on the basis of the ratio from time to time of the Company’s total consolidated indebtedness to the Company’s consolidated gross asset value, as determined in accordance with the Credit Agreement.

The Credit Agreement requires that the Borrower comply on a quarterly basis with certain financial covenants, including a maximum consolidated total leverage ratio test, a maximum consolidated secured leverage ratio test, a maximum consolidated unsecured indebtedness to consolidated unencumbered asset value ratio test, a minimum consolidated interest coverage ratio test and a minimum unencumbered net operating income to consolidated unsecured interest ratio test. The Credit Agreement also contains customary representations, financial and other affirmative and negative covenants. Such covenants include, without limitation, furnishing the lenders periodic financial information about the Company and copies of reports filed with the Securities and Exchange Commission; paying and discharging material obligations and liabilities; maintenance of corporate existence and REIT status; paying dividends or distributions if a payment or bankruptcy event of default exists; limitations on the ability to consolidate, merge or sell, lease or otherwise transfer all or substantially all assets; limitations on transactions with affiliates; and limitations on liens.

The Credit Agreement also contains customary events of default (subject to certain grace periods), including nonpayment of principal, interest, fees or other amounts when due; material inaccuracies of representations or warranties; defaults in payments of other material indebtedness, the occurrence of certain bankruptcy events; material judgments; certain ERISA events; and certain changes of control. Upon the occurrence of an event of default, any outstanding loans may be accelerated and/or the revolving commitments of the lenders may be terminated, except that upon the occurrence of certain insolvency or bankruptcy related events of default, all amounts payable under the Credit Agreement will automatically become immediately due and payable, and the revolving commitments of the lenders will automatically terminate.

Borrowings under the Credit Agreement may be used, among other things, for property development costs, capital expenditures, repayment of indebtedness, general working capital needs and other general corporate purposes, including payment of dividends, acquisitions, and repurchases and redemptions of securities otherwise permitted under the Credit Agreement. As of August 24, 2021, the Borrower had no outstanding borrowings under the Credit Agreement.

In the ordinary course of their respective businesses, many of the lenders or their affiliates have in the past performed, and may in the future from time to time perform, investment banking, advisory, lending and/or commercial banking or other financial services for the Parent, the Company and its subsidiaries for which they received, or may receive, customary fees and reimbursement of expenses.

The foregoing description is qualified in its entirety by reference to the Credit Agreement, filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement

In connection with entering into the Credit Agreement, the Company is no longer required to guarantee the obligations of the Borrower under the Existing Credit Agreement. Accordingly, as of the date of entering into the Credit Agreement, the Third Amended and Restated Repayment Guaranty, dated as of January 10, 2017, made by the Company in favor of the Agent and the other lenders party to the Existing Credit Agreement, was terminated.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Entry Sheet Arrangement of a Registrant

The information set forth under Item 1.01 is incorporated by reference into this Item 2.03.

Item 7.01	Regulation FD Disclosure

On August 24, 2021, the Company issued a press release announcing the closing of the Credit Facility. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information contained in this Item 7.01, including the related information set forth in the press release attached hereto as Exhibit 99.1, is being “furnished” and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise. The information in this Item 7.01 shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, or into any filing or other document pursuant to the Exchange Act, except as otherwise expressly stated in any such filing.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.

10.1	Fourth Amended and Restated Credit Agreement, dated as of August 24, 2021, by and among the PS Business Parks, L.P., as borrower, PS Business Parks, Inc., as parent, the lending institutions that are parties thereto, and Wells Fargo Bank, National Association, as Administrative Agent. *

99.1	Press Release dated August 24, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Exhibits and schedules to this agreement have been omitted as permitted under Item 601 of Regulation S-K and will be furnished supplementally upon request to the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PS BUSINESS PARKS, INC.

	By:	/s/ Jeffrey D. Hedges
Date: August 24, 2021		Jeffrey D. Hedges Chief Financial Officer